UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2007

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in a Form 8-K dated March 19, 2007, a voluntary internal review initiated by Landry’s Restaurants, Inc. (the "Company") of its historical stock option granting practices identified certain stock option awards for which the Company had historically used an incorrect measurement date to determine the amount of compensation expense to be recognized or failed to record compensation expense in accordance with generally accepted accounting principles. The review was completed in 2007 and did not find any intentional backdating of options or fraudulent retroactive documentation regarding options. It was determined that the use of these incorrect measurement dates resulted primarily from administrative errors or incomplete granting actions as of the previously used measurement dates. As a result, the Company expects to restate its historical financial statements and has determined that the financial statements for the years 2001 and prior should no longer be relied upon.

The following information supplements the information disclosed in Item 4.02 of the Form 8-K filed by the Company on March 19, 2007:

The Company concluded on March 16, 2007 that the financial statements for the years 2001 and prior should no longer be relied upon. The Company’s Audit Committee has discussed the matters disclosed in this Item 4.02 of this Form 8-K, as well as the matters in Item 4.02 of the Company’s Form 8-K filed on March 19, 2007, with Grant Thornton LLP, the Company’s independent registered public accounting firm.

Item 8.01 Other Events.

On March 21, 2007, the Company received comments from the Special Committee of the Board of Directors of The Smith & Wollensky Restaurant Group, Inc. ("Smith & Wollensky") to the draft merger agreement that the Company delivered to Smith & Wollensky as well as a draft confidentiality agreement that Smith & Wollensky is requiring the Company to execute and deliver before the Company is permitted to review the disclosure schedules to the draft merger agreement.

On March 23, 2007, the Company delivered a revised version of the draft merger agreement to the Special Committee reflecting the Company’s comments together with a revised version of the draft confidentiality agreement that is currently being negotiated. The revised versions of the draft merger agreement and draft confidentiality agreement were sent to the Special Committee together with a cover letter, a copy of which is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1

Letter to Special Committee, dated March 23, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

March 23, 2007	By:	/Steven L. Scheinthal/

Name: /Steven L. Scheinthal/
Title: EVP & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Letter to Special Committee, dated March 23, 2007